APPLIED KOMATSU TECHNOLOGY, INC.

        1994 EXECUTIVE INCENTIVE STOCK PURCHASE AGREEMENT


Description of Shares
The shares you purchase will be the nonvoting
Preferred Stock of Applied Komatsu Technology,
Inc. ("Company") with rights and privileges, including conversion into the Common Stock of the Company, as set forth in the Company's
Articles of Incorporation.
Payment for Shares
You must pay to the Company the fair market value of the shares of Preferred Stock you receive (taking into account the fact that the Preferred Stock is convertible into Common
Stock) ("Shares"), as determined by the
Committee. The number of Shares you are purchasing and the fair market value per share are shown on the cover sheet of this Agreement.
The purchase price must be paid in full, in cash, using the proceeds of the mandatory loan described below.

Funds necessary to purchase your Shares will be loaned to you by Applied Materials, Inc. and Komatsu Ltd. (the "Lenders"), in equal amounts unless they agree among themselves to a different lending ratio. Your indebtedness must be evidenced by a full recourse promissory note with each of the Lenders in the form attached ("Note"), secured by an assignment for security to each Lender under Japanese law
("Joto-Tampo"), in the form attached, of all the Shares purchased by you. You must sign the attached Note(s) and the attached Loan and Security Agreement(s) when you sign this Agreement. You must make use of this secured loan to purchase your Shares, and you may not purchase your Shares if you do not sign your Note and Loan and Security Agreement with the Lender(s).

The Notes are payable interest only, annually, with a balloon payment of all outstanding principal and interest on January 31, 2004.
The interest rate on your notes will be the lowest rate required by U.S. tax law to prevent a U.S. taxpayer from incurring imputed compensation income from a "below market inter-est rate loan." Any dividends paid on your Shares will automatically be applied to your annual and accrued interest obligations, any partial principal repayments you elect to make under your Notes and the remainder (if any) will be distributed to you in cash so long as a default has not occurred.

As a condition to your right to purchase your Shares, you agree to make or enter into such arrangements as the Company may require from time-to-time for the satisfaction of any national, federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase and/or the payment of dividends on your Shares.
Note Prepayment
The Notes will not permit prepayment of your loans to purchase your Shares prior to the closing of an initial public offering of the Company's Common Stock on any stock exchange or stock quotation system approved for listing by the Shareholders Committee of the Company (a
"Company IPO"), except with the written
approval of the Lenders or as described in the next sentence. Each Note provides that on each date an interest payment is due, you may make a partial principal prepayment in an amount not to exceed the outstanding principal balance of your Note as of that date, divided by the number which is equal to ________ minus the number of installment payments of interest previously due under your Note. Each Note also permits you to prepay your Note, in whole or part, without penalty or limitation at any time on or after the closing of a Company IPO.
Stock Certificates
Unless the Lenders agree to a different lending ratio, your Shares will be held one-half by each Lender, the assignee under the Loan and Security Agreement, as collateral for the repayment of your Notes. You acknowledge and agree that a default under either Note is a default under both Notes and that a default under either Loan and Security Agreement is a default under both such Agreements. Until the Notes are paid in full, the Lenders will have all of the rights pertaining to your Shares, including the sole right to vote the Shares and to exercise the conversion privilege. Any dividends and other distributions paid will be received on your behalf, and will be applied against your Notes as described above with any dividends remaining paid to you. Until the loans are paid in full, the shareholders' registry of the Company will reflect the transfer and assignment of the Shares to the Lenders pursuant to the Loan and Security
Agreements. After your Notes have been paid in full, your Shares will be re-assigned to you and a stock certificate for those Shares will be provided.

The stock certificate for your Shares will contain certain legends which restrict your ability to sell the Shares (see "Stock Legends" below).
Voting Rights
Until both of your Notes are paid in full, the Lenders under the Loan and Security Agreements will have the sole right to vote your Shares.
Conversion to
Common Stock
The nonvoting shares of Preferred Stock that you purchase are convertible one for one into shares of the Company's Common Stock in accordance with the Company's Articles of Incorporation; provided, however, the Lenders, as assignees under the Loan and Security
Agreements, shall have the sole right to exercise the conversion privilege and to vote the Shares during any period in which your Notes are not fully paid.
Repurchase Rights (Call Option)
The Lenders may (but are not obligated to) repurchase some or all of your Shares if any of the following events occur:

* You resign or are removed, or are terminated voluntarily or involuntarily, as an officer, employee or advisor of the Company and its subsidiaries or die, prior to a Company IPO; or

* you attempt to prepay either or both Notes other than as specifically permitted therein prior to a Company IPO; or

*                   you attempt to transfer your Shares in
                    violation of the provisions set forth below in "Restrictions on Resale."

* You repay either or both Notes in full upon maturity but there is no Company IPO.

[Add this paragraph for a seconded employee.
If you are seconded to AKT or AKTA by AMAT or Komatsu, your Shares will automatically be called if you do not become a direct employee of AKT or AKTA on or before the earlier of the day before the commencement of a "restricted period" with respect to AKT as that term is defined under Japanese IPO regulations or the date two years from when you first became assigned to AKT or AKTA.]

Except in the case where a Note is repaid in full but there has not been a Company IPO, this repurchase right (call option) shall be exercised by written notice to you within one hundred twenty (120) days after the occurrence of the event triggering the right to exercise
(the time period for the repurchase rights is unlimited in the case of your death). In the case where a Note is repaid in full but there has not been a Company IPO, the call option shall be deemed to be automatically exercised without further notice, and all the Shares must be repurchased, unless the Lender in question notifies you in writing, within thirty (30) days after repayment of the Note, that it has elected to decline to exercise the call option by reason of that triggering event. The purchase price (see below) for any Shares so repurchased will be first applied against any amounts that remain due under your Notes and the remainder (if any) payable in cash within thirty (30) days after option exercise.

Executive Put Option
The Loan and Security Agreements provide that you may (but are not obligated to) require the Lender to purchase all, but not a portion, of your Shares if any of the following events occur:

* the Company notifies you in writing on or before January 1, 1999 that its Shareholders Committee has determined (without prejudice to reconsideration of the issue) that the Company does not intend to commence, at any time prior to the end of its FY1999, the process for a Company IPO; or

* the Company does not so notify you, but all outstanding Shares of Preferred Stock are not converted to the Company's Common Stock on or before April 30, 1999, or

* the Company does not so notify you and said conversion occurs on or before April 30, 1999, but the Company subsequently abandons and withdraws entirely (without prejudice to reconsideration of the issue) all intention and all then pending applications and good faith efforts to achieve a Company IPO on any stock exchange or stock quotation system.

The Company has an affirmative obligation to notify you of the foregoing events.

This right (put option) shall be exercised by you with respect to all of the Shares only by simultaneous written notice to both Lenders at any time during the term of the Loan and Security Agreements and during the period which is (1) after the occurrence of the event trig-gering the right to exercise the put option and
(2) prior to the date (if any) on which the Company subsequently has commenced, or re-commenced, the process for a Company IPO. This put option shall be reinstated if said Company
IPO is later withdrawn or abandoned prior to completion. The purchase price (see below) for any Shares so repurchased will be first applied against any amounts that remain due under your Notes and the remainder (if any) payable in cash within thirty (30) days after option exercise.

You acknowledge and agree that the Company and/or its parents reserve all rights not to commence a Company IPO, to abandon any Company
IPO at any time prior to completion and to make, in their sole and unfettered discretion, any and all decisions and determinations regarding a Company IPO (including, without limitation, all decisions regarding timing, pricing and all other terms and conditions and considerations) and that there shall be no liability or obligation to you by either the Company or either parent (other than your right to exercise this put option on these specific terms) as a result of any decision or determination made regarding a Company IPO; if a Company IPO is not commenced, is commenced but is withdrawn or otherwise does not occur;
or if a Company IPO occurs at any time after an exercise of this put option by you.
Purchase Price for Put/Call Options
The purchase price payable for Shares subject to an exercise of the put option or call option shall be: 1) if a certain price is required by applicable Japanese (or other) law and, with respect to the call option, IPO regulations, then the lowest price permitted by such Japanese (or other) law or IPO regulations and
2) if said certain price is not required, then the fair market value for the Company's Shares
(on an as-converted into Common Stock basis) as determined by the Committee in its sole discretion, based on the performance and degree of success of the Company and its subsidiaries.
The Committee may make reference to at least three companies that trade during the relevant time on the U.S. Nasdaq National Market and are selected by the Committee as being reasonably comparable to the Company. The valuation process may also take into account relative, historical and projected growth rates, capital structures, industry attractiveness and such other or alternate factors the Committee deems relevant. The price/earnings ratio of such companies may also be among the factors utilized by the Committee to determine fair market value.
Restrictions on Resale
By signing this Agreement, you agree not to sell any of your Shares (or any options or other rights to acquire the same):

* to a third party other than the Lenders, and then only pursuant to this Agreement and the Loan and Security Agreements, at any time prior to the effective date of a Company IPO, and

* in any event, at any time when applicable securities or other laws or IPO regulations prohibit or restrict the sale of your Shares.

You also agree, so long as your Notes remain unpaid, to sell your Shares only as and to the extent permitted by the Loan and Security
Agreements.
Stock Legends
All certificates representing Shares purchased under this Agreement shall be endorsed with the following legends:

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD,
ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY
MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH
THE TERMS OF WRITTEN "LOAN AND SECURITY AGREE-
MENTS" BETWEEN THE LENDERS UNDER SAID
AGREEMENTS, AND THE REGISTERED HOLDER OF THE
SHARES (OR THE PREDECESSOR IN INTEREST TO THE
SHARES).  SUCH AGREEMENTS ASSIGN TO THE LENDERS
ALL RIGHTS PERTAINING TO THE SHARES, AS
COLLATERAL FOR THE REPAYMENT OF LOANS TO
PURCHASE THE SAME, GRANTS CERTAIN REPURCHASE
RIGHTS TO THE LENDERS, AND IMPOSES CERTAIN
RESTRICTIONS ON THE RESALE OF THE SHARES.  THE
COMPANY WILL UPON WRITTEN REQUEST FURNISH A
COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF
WITHOUT CHARGE."

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES LAWS AND
REGULATIONS OF EITHER THE UNITED STATES OR
JAPAN AND MAY NOT BE SOLD, PLEDGED, OR OTHER-
WISE TRANSFERRED WITHOUT AN EFFECTIVE REGIS-
TRATION THEREOF UNDER ALL APPLICABLE SECURITIES
LAWS AND REGULATIONS OR AN OPINION OF COUNSEL,
SATISFACTORY TO THE CORPORATION AND ITS COUN-
SEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

"ANY TRANSFER OF THE SHARES OF THE COMPANY
SHALL REQUIRE THE WRITTEN APPROVAL OF THE BOARD
OF DIRECTORS."
U.S. Purchaser Representations
If you are a resident or a citizen of the United States, you hereby represent and warrant to the Company as follows, in connection with the issuance and acquisition of Shares under this Agreement:

                    You are acquiring and will hold the Shares for investment for your account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the U.S. Securities Act of 1933.

                    You understand that the Shares have not been registered under the Securities Act of 1933 by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act of 1933 or you obtain an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. You further acknowledge and understand that the Company is under no obligation to register the Shares on any exchange or stock quotation system.

                    You are aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act of 1933, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public in-formation about the issuer, the resale occurring not less than two years after the securities to be sold have been purchased and paid for, the sale being through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. You acknowledge and understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

                    You will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act of 1933, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act of 1933.

                    You have had the opportunity to ask ques-tions of the Company concerning the Company's business and financial condition and to obtain any information which you consider necessary to make an informed investment decision with respect to the acquisition of the Shares. You have personally discussed the Company's business, financial condition and future plans, as well as the terms and conditions of the issuance and sale of the Shares, with an officer of the Company and have received satisfactory answers to all questions.

                    You are aware that your investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. You are able, with-out impairing your financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of your investment in the Shares.
No Retention Rights
This Agreement is not an employment agreement and does not give you the right to be retained by Company or any of its subsidiaries in any capacity. The Company (and its subsidiaries) reserve the right to, and may, terminate your Service at any time and for any reason without liability or obligation.
Applicable Law
This Agreement will be interpreted and enforced under the laws of Japan; provided, however, the English language version of this Agreement, the Plan, your Note(s), and the Loan and Security
Agreement(s) will prevail and control.
The Plan and Other Agreements
This Agreement, the Plan, your Note(s), and the Loan and Security Agreement(s) collectively constitute the entire understanding between you and the Company regarding this purchase of Shares and are incorporated herein by reference. Any prior agreements, commitments or negotiations are superseded.

 By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

In order to purchase the Shares and participate in the Plan, you must sign the attached cover sheet, your Loan and Security
Agreement(s) and Note(s) and return them all to AKT or AKTA on or before _____, 199_.

                Applied Komatsu Technology, Inc.
        1994 Executive Incentive Stock Purchase Agreement




                           Cover Sheet




Name of Participant:          _________________________________

Number of Shares Purchased:   _________________________________

Purchase Price per Share:     _________________________________

Total Purchase Price:         _________________________________






                                   _____________________________
                                   Signature

                                   Date: ______________________